EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Increases Commitment to Joint Venture

Joint Venture Supports Growing Private Credit Business

MIAMI, March 14, 2022 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the “Company”) (NASDAQ: PFLT) (TASE: PFLT) today announced that its unconsolidated joint venture with a subsidiary of Kemper Corporation (NYSE: KMPR), Trinity Universal Insurance Company, have agreed to increase its capital commitments to the PennantPark Senior Secured Loan Fund I LLC, PSSL, from $278.0 million to $343.0 million. PFLT’s portion of this capital commitment increase is $56.9 million, which includes $39.8 million of Senior Secured Notes and $17.1 million of Capital Commitments.

“Through our successful partnership with Kemper, PSSL has grown its portfolio to over $640 million with strong credit performance over the past five years,” said Arthur Penn, Chief Executive Officer of PFLT. “This upsize will support growth of income at PFLT and demonstrates our commitment to future growth of PSSL. The expansion of PSSL is also strategically important to our growing middle market credit business and our ability to solve financing needs of our borrower and sponsor clients.”

The joint venture which was created in 2017 and primarily invests in U.S. middle-market companies whose debt is rated below investment grade.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK SENIOR SECURED LOAN FUND I, LLC

PennantPark Senior Secured Loan Fund I LLC, is a joint venture between PennantPark Floating Rate Capital Ltd. and a subsidiary of Kemper Corporation (NYSE: KMPR), Trinity Universal Insurance Company, and primarily invests in U.S. middle-market companies whose debt is rated below investment grade.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $5.9 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Richard Cheung PennantPark Floating Rate Capital Ltd. (212) 905-1000 www.pennantpark.com